                                                                    EXHIBIT 2.10

DATED                                                              27 April 2005

            (1)   MITEL NETWORKS LIMITED

            (2)   HIGHBRIDGE INTERNATIONAL LLC (as Security Agent)

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                     CHARGE OVER BOOK DEBTS AND CASH AT BANK
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                                   MORGAN COLE
                                 Bradley Court
                                   Park Place
                                Cardiff CF10 3DP

                                    Ref: MDM






















Portions of this document marked with "***" are subject to a pending Confidential Treatment Request filed with the Secretary of the Securities and Exchange Commission and have been filed separately with the Securities and Exchange Commission.

DATE:                 April 2005

PARTIES:

(1) MITEL NETWORKS LIMITED, a private company limited by shares incorporated in England and Wales under number 1309629 whose registered office is at Portskewett, Monmouthshire, NP26 5YR ("COMPANY")

(2) HIGHBRIDGE INTERNATIONAL LLC ("SECURITY AGENT") as trustee for itself and the other Secured Parties.

AGREEMENT

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Charge unless the context otherwise requires:

      "ACCOUNT" means the Company's current account number ***, Canadian Dollars account number ***, Euro account number *** or US Dollar account number *** (as relevant) all with Barclays Bank Plc, Corporate Banking Centre, Wales and the South West, PO Box 1015, 3rd Floor, Windsor Court, 3 Windsor Place, Cardiff, Sort Code 20-60-58 as the same may be redesignated, re-named, re-numbered or replaced.

      "BORROWER" means Mitel Networks Corporation, a corporation incorporated under the laws of Canada.

      "COLLATERAL AGENCY AGREEMENT" means the collateral agency agreement dated the date hereof between, among others, the Security Agent, the Borrower and the Noteholders (as defined therein);

      "CREDIT BALANCE" means the sum standing to the credit of the Account from time to time.

      "DEBTS" means all book debts and other debts now or in the future due or owing to the Company and arising in respect of goods sold, leased or for services rendered to customers.

      "EDC CHARGE" means the charge over UK book debts and cash at bank dated 3 March 2003 and granted by the Company to Export Development Canada as amended on 11 June 2003.

      "GUARANTEE" means the guarantee entered into by the Company in favour of the Security Agent (on behalf of itself and the other Secured Parties) dated on or around the date hereof securing all monies, liabilities and obligations of the Borrower to the Security Agent and the other Secured Parties in connection with the Transaction Documents.

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                                     - 2 -

      "SECURED PARTIES" means the Security Agent and the holders from time to time of the Notes and "SECURED PARTY" means any of them.

      "TRANSACTION DOCUMENTS" means the Securities Purchase Agreement among the Borrower, the Security Agent and others dated on or about the date hereof, the senior secured convertible notes (the "NOTES") issued pursuant thereto, the Security Documents (as defined in the Notes), the Registration Rights Agreement (as defined in the Notes) and the Collateral Agency Agreement.

1.2   INTERPRETATION

            1.2.1 References in this Charge to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended for the time being.

            1.2.2 Clause headings are for convenience only and shall in no way affect the construction of this Charge.

            1.2.3 Section 61 of the Law of Property Act 1925 shall govern the construction of this Charge.

            1.2.4 References to the "COMPANY", the "SECURITY AGENT" and the
                  "SECURED PARTIES" shall be construed so as to include their respective successors or permitted assignees (whether immediate or derivative).

            1.2.5 References in this Charge to the singular include references to the plural and vice versa).

            1.2.6 Any reference to this Charge or any other document shall, save as otherwise expressly provided herein, be construed as a reference to this Charge or such other document as amended, varied, supplemented, novated and/or replaced in any manner from time to time.

            1.2.7 If any of the provisions of this Charge are or are found to be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

2.    COVENANT TO PAY

      The Company covenants on demand to discharge to the Security Agent (for the benefit of itself and the other Secured Parties) all of its obligations and liabilities under the Guarantee whether:

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                                     - 3 -

2.1   present or future;

2.2   actual or contingent; and/or

2.3   owed by the Company alone or jointly and/or severally with others

(the "SECURED OBLIGATIONS").

3.    CHARGE

3.1 The Company with full title guarantee and as a continuing security charges by way of fixed charges with the payment or discharge of all monies, obligations and liabilities hereby covenanted to be paid or discharged by the Company:

            3.1.1 the Debts; and

            3.1.2 all monies both present and future from time to time standing to the credit of the Account.

3.2 The security from time to time constituted by or pursuant to this Charge shall be in addition to and shall not prejudice, determine or affect any other security which the Security Agent (for the benefit of itself and the other Secured Parties) may from time to time hold for or in respect of all or any part of the monies, obligations and liabilities hereby secured. No prior security held by the Security Agent (for the benefit of itself and the other Secured Parties) over the property charged by this Charge or any part of it shall merge in the security created hereby or pursuant hereto which will remain in force and effect as a continuing security until discharged by the Security Agent (for the benefit of itself and the other Secured Parties).

4.    RESTRICTIONS ON DEALING

4.1   The Company shall not without the prior written consent of the Security
      Agent:

            4.1.1 create or permit to subsist any mortgage, charge, pledge, hypothecation, lien (other than a lien arising by operation of law) or other security interest on the Credit Balance or any of the Debts other than this Charge and the EDC Charge;

            4.1.2 sell, discount, factor, lend or otherwise dispose of the whole or any part of the Debts or the Credit Balance other than in accordance with clause 4.2 of this Charge.

4.2 The Company may continue to withdraw monies from the Account until the Security Agent gives notice to Barclays Bank Plc in accordance with the terms of the Notice contained in Schedule One to this Charge. The Security Agent confirms that it will only give such notice following the occurrence of an Event of Default (as defined in the Transaction Documents).

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                                     - 4 -

5.    COVENANTS BY THE COMPANY

5.1   The Company shall:

            5.1.1 pay into the Account all monies which it may receive in respect of the Debts and until such payment will hold all such monies on trust for the Security Agent (for the benefit of itself and the other Secured Parties) and shall not without the prior written consent of the Security Agent release, set off, compound or deal with the Debts otherwise than by getting in and realising the same in the ordinary and proper course of its trading business (and for this purpose the realisation of the Debts by means of block discounting, factoring or the like shall not be regarded as dealing in the ordinary and proper course of its trading business);

            5.1.2 pay into the Account all monies which it receives in respect of the Debts prior to this Charge becoming enforceable and any monies received by the Company and paid into such account in respect of the Debts of the Company shall upon such payment in stand released from the fixed charge on the Debts created in this Charge and shall stand subject to the fixed charge created under clause 3.1.2 of this Charge. Any such release will in no respects derogate from the subsistence and continuance of the said fixed charge on all other Debts of the Company for the time being outstanding;

            5.1.3 deal with the Debts in accordance with any directions from time to time given in writing by the Security Agent and in default of and subject to any such directions not release, factor, sell at discount, charge, assign or otherwise deal with the Debts otherwise than by getting in and paying the same into such account which for the avoidance of doubt will not prevent the Company from entering into any arrangements with individual debtors to accept less than the full amount of a Debt where there are commercial reasons for doing so;

            5.1.4 if called upon to do so by the Security Agent execute a legal assignment of the Debts in such form as the Security Agent may require and give notice thereof to the debtors from whom the Debts are owing or Incurred and take such other steps as the Security Agent may require to perfect such legal assignment;

            5.1.5 immediately following the creation of this Charge give notice of this Charge to Barclays Bank Plc in the form contained in Schedule One to this Charge and procure that Barclays Bank Plc acknowledges such notice to the Security Agent substantially in the form contained in Schedule Two to this Charge within 30 business days of the date of this Charge.

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                                     - 5 -

6.    ENFORCEMENT

6.1 This Charge shall become enforceable if (i) any of the monies, obligations and liabilities secured by this Charge shall not be paid or discharged by the Company in accordance with clause 0 of this Charge or (ii) upon the occurrence of any Event of Default under the Notes.

6.2 Section 103 of the Law of Property Act 1925 shall not apply and the statutory power of sale and all other powers under that or any other Act as varied or extended by this Charge shall arise on and be exercisable at any time after the Security Agent shall have demanded the payment or discharge by the Company of all or any of the monies, obligations and liabilities secured by this Charge.

6.3 Section 93 of the Law of Property Act 1925 dealing with the consolidation of mortgages shall not apply to this Charge.

7.    RECEIVER'S AND SECURITY AGENT'S POWERS

7.1 At any time after this Charge has become enforceable or if the Company so requests in writing the Security Agent may without further notice to the Company appoint by writing under hand or under seal any one or more persons either singly, jointly, severally or jointly and severally to be a receiver or receiver and manager (each a "RECEIVER") of all or any part of the property charged by this Charge and either at the time of appointment or any time thereafter may fix his or their remuneration and except as otherwise required by statute may remove any such Receiver and appoint another or others in his or their place.

7.2 Any Receiver shall be the agent of the Company which shall be solely responsible for his acts and defaults and the payment of his remuneration.

7.3 Any Receiver shall subject to any liabilities or restrictions expressed in the deed or instrument appointing him have all the powers conferred by the Law of Property Act 1923 and the Insolvency Act 1986 on mortgagors and mortgagees in possession (but without liability as such) receivers and administrators appointed under those Acts which in the case of joint receivers may be exercised either jointly or severally. In addition, but without prejudice to the generality of the foregoing the Receiver shall have power (in the name of the Company or otherwise and in such manner and on such terms and conditions as he shall think fit where relevant to the property in respect of which he is appointed) to:

            7.3.1 take possession of collect and get in all or any part of the property in respect of which he is appointed and for that purpose to take any proceedings;

            7.3.2 carry on or concur in carrying on the business of the Company and to raise money from the Security Agent or others on the security of any property charged by this Charge;

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                                     - 6 -

            7.3.3 sell, assign or otherwise dispose of or concur in selling, assigning, or otherwise disposing of all or any of the Debts;

            7.3.4 make any arrangement or compromise between the Company and any other person which he may think expedient;

            7.3.5 employ, engage and appoint managers and other employees and professional advisers for any of the purposes detailed in this clause 7.3;

            7.3.6 do all such other acts and things as may be considered to be incidental or conducive to any other matters or powers aforesaid or to the realisation of the security constituted by this Charge and which he lawfully may or can do.

7.4 At any time after this Charge shall have become enforceable or if requested by the Company the Security Agent may without further notice and without first appointing a Receiver exercise all or any of the powers conferred on Mortgages by the Law of Property Act 1925 as varied or extended by this Charge and all powers, authorities and discretions conferred expressly or by implication on any Receiver in this Charge or conferred by statute or common law.

8.    APPLICATION OF PROCEEDS

8.1 Any monies received by the Security Agent or any Receiver shall subject to the repayment of any claims having priority to the charges created by this Charge be applied in the following order but without prejudice to the right of the Security Agent to recover any shortfall from the Company

            8.1.1 in the payment of all costs, charges and expenses of and incidental to the appointment of the Receiver and the exercise of all or any of his powers and of all outgoings paid by him;

            8.1.2 in the payment of the Receiver's remuneration;

            8.1.3 in or towards the satisfaction of the monies, obligations and liabilities secured by this Charge in such order as the Security Agent in its absolute discretion thinks fit;

            8.1.4 in payment of the surplus (if any) to the person or persons entitled to it.

9.    PROTECTION OF THIRD PARTIES

      No person dealing with a Receiver or the Security Agent shall be concerned to enquire whether any power which he or it is purporting to exercise has become exercisable or whether any money is due under this Charge or as to the application of any money paid, raised or borrowed or as to the propriety or regularity of any sale by or other dealing with such Receiver or the Security Agent. All the protection to purchasers contained in

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                                     - 7 -

      Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with a Receiver or the Security Agent.

10.   ENTRY INTO POSSESSION

      If the Security Agent or any Receiver shall enter into possession, of the property hereby charged or any part thereof it or he may from time to time and at any time go out of such possession. Neither the Security Agent nor any Receiver shall in any circumstances (either by reason of any entry into or taking of possession of any such property or for any other reason and whether as mortgagee in possession or on any other basis) be liable to account to the Company for anything except its or his actual receipts or be liable to the Company for any loss or damage arising from any realisation of the property hereby charged or from any act, default or omission in relation thereto.

11.   POWER OF ATTORNEY

      The Company irrevocably appoints the Security Agent, any Receiver and any person nominated by the Security Agent jointly and also severally to be the attorney of the Company with the power of substitution and in its name and otherwise on its behalf and as its act and deed to sign or execute all deeds, instruments and documents which the Security Agent or any receiver may require or deem proper for any of the purposes of or which the Company ought to do under this Charge. The Company agrees to ratify and confirm anything such attorney shall lawfully and properly do.

12.   CURRENCY INDEMNITY

      For the purpose of or pending the discharge of any of the monies, obligations and liabilities secured by this Charge, the Security Agent may convert any monies received, recovered or realised by the Security Agent under this Charge (including the proceeds of any previous conversion) from their existing currency into such other currency as the Security Agent may think fit and any such conversion shall be effected at the banker's then prevailing spot selling rate of exchange for such other currency against the existing currency. As a separate and independent obligation the Company agrees to indemnify and hold harmless the Security Agent against any shortfall between any amount received or recovered by it in respect of any payment due under this Charge and converted in accordance with the clause into the currency in which such amount was payable and the amount in such currency which was due and payable to the Security Agent under this Charge.

13.   NEW ACCOUNTS

      If the Security Agent shall at any time receive actual or constructive notice of any charge or other interest affecting any part of the property hereby charged then the Security Agent may open a new account or accounts for the Company and if the Security Agent does not do so then the Security Agent shall be treated as if it had in fact done so at the time when it received or was deemed to receive notice and as from that time all payments made by the Company to the Security Agent shall be credited or treated as having been credited to

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                                     - 8 -

      the new account and shall not operate to reduce the amount secured by this Charge at the time when the Security Agent received or was deemed to have received such notice.

14.   FURTHER ASSURANCE

      The Company shall whenever requested by the Security Agent immediately execute and sign all such deeds and documents and do all such things as the Security Agent may require at the Company's cost in relation to the Debts or the Credit Balance for the purpose of perfecting or more effectively providing security to the Security Agent for the payment and discharge of the monies, obligations and liabilities secured by this Charge.

15.   SET-OFF

      The Security Agent may at any time after this Charge has become enforceable and without notice to the Company combine or consolidate all or any of the Company's then existing accounts with and liabilities to the Security Agent and set off or transfer any sum or sums standing to the credit of any one or more of such accounts in or towards satisfaction of any of the liabilities of the Company to the Security Agent on any other account or in any other respects. The Security Agent shall notify the Company that such a transfer has been made.

16.   COSTS AND INDEMNITY

16.1 All costs, charges and expenses properly Incurred by the Security Agent in relation to this Charge or the monies and liabilities hereby secured shall be reimbursed by the Company to the Security Agent on demand on a full indemnity basis and until so reimbursed shall carry interest as mentioned in the Guarantee from the date of payment to the date of reimbursement and be secured on the property charged by this Charge.

16.2 The Security Agent and every Receiver, attorney or other person appointed by the Security Agent under this Charge and their respective employees shall be entitled to be indemnified on a full indemnity basis out of the property charged by this Charge in respect of all liabilities and expenses properly incurred by any of them in or directly or indirectly as a result of the exercise or purported exercise of any of the powers, authorities or discretions vested in them under this Charge and against all actions, proceedings, losses, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the property charged by this Charge and the Security Agent and any such Receiver may retain and pay all sums in respect of the same out of the monies received under the powers conferred by this Charge.

17.   MISCELLANEOUS

17.1 The Security Agent may without discharging or in any way affecting the security created by this Charge or any remedy of the Security Agent grant time or other indulgence or abstain from exercising or enforcing any remedies, securities, guarantees or other rights which it may now or in the future have from or against the Company and may make any arrangement, variation or release with any person or persons without prejudice either to

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                                     - 9 -

      this Charge or the liability of the Company for the monies, obligations and liabilities secured by this Charge.

17.2 The Security Agent shall have a full and unfettered right to assign the whole or any part of the benefit of this Charge and the expression "THE SECURITY AGENT" shall include its successors and assigns and the Security Agent shall be entitled to disclose any information to any actual or prospective assignee successor or participant.

17.3 The provisions of this Charge shall be severable and if at any time any one or more such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions shall not in any way be impaired.

17.4 The rights and remedies of the Security Agent provided by this Charge are cumulative and are not exclusive of any rights, powers or remedies provided by law and may be exercised from time to time and as often as the Security Agent may deem expedient.

17.5 Any reference in this Charge to any statute or any section of any statute shall be deemed to include reference to any statutory modification or re-enactment thereof for the time being in force.

17.6 This Charge may be executed in more than one counterpart each of which shall be deemed to constitute an original.

18.   NOTICES

18.1 A demand notice or other communication to the Company in connection with this Charge:

            18.1.1 shall be in writing signed by any manager or officer of the
                   Security Agent or of any branch thereof and;

            18.1.2 shall be left at or sent by facsimile or prepaid ordinary post (airmail if posted to a place outside the United Kingdom) to the Company addressed to the person at the address identified with its signature below.

18.2 A demand, notice or other communication shall take effect from the time it is received (or if earlier the time it is deemed to be received in accordance with clause 18.2) unless a later time is specified in it.

18.3  A letter or facsimile is deemed to be received:

            18.3.1 in the case of a posted letter unless actually received earlier on the second (fifth if posted to a place outside the United Kingdom) day after posting; and

            18.3.2 in the case of facsimile on production of a transmission report from the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

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                                     - 10 -

19.   GOVERNING LAW AND JURISDICTION

19.1 This Charge shall be governed by and construed in accordance with the laws of England and Wales.

19.2 The Company irrevocably agrees for the benefit of the Security Agent that the courts of England and/or any of the federal or State courts sitting in The City of New York, Borough of Manhattan will have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this Charge and, for that purpose, irrevocably submits to the jurisdiction of such courts.

19.3 The Company irrevocably waives any objection which it might now or hereafter have to any of the courts referred to in clause 19.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of, or in connection with, this Charge and agrees not to claim that any such court is not a convenient or inappropriate forum.

19.4  The submission to the jurisdiction of the courts referred to in clause
      19.2 will not (and is not to be construed so as to) limit the right of the Security Agent to take proceedings against the Company in any other court of competent jurisdiction, nor will the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

19.5 The Company hereby consents in respect of any legal action or proceeding arising out of, or in connection with, this Charge, to the giving of any relief, or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

19.6 To the extent that the Company may in any jurisdiction claim for itself or its assets, immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and, to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Company hereby irrevocably agrees that it will not claim, and hereby irrevocably waives, such immunity to the full extent permitted by the law of such jurisdiction.

20.   DELIVERY

      The Company has executed this Charge as a deed on the condition that it shall not be created for the purposes of the Companies Act 1985 Section 395 (as amended) nor delivered for the purposes of Section 36A of that Act, until it is dated by or on behalf of the parties.

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                                     - 11 -

21.   AVOIDANCE OF PAYMENTS

      No assurance, security or payment which may be avoided or adjusted under any enactment relating to bankruptcy or insolvency or under Part VI of the Insolvency Act 1986 or similar legislation binding on the Company in a jurisdiction other than England and Wales and no release, settlement or discharge given or made by the Security Agent on the faith of any such assurance, security or payment shall prejudice or affect the right of the Security Agent to recover from the Company (including the right to recover any monies which it may have been compelled by due process of law to refund under the provisions of the Insolvency Act 1986 and any costs payable by it pursuant to or otherwise incurred in connection with such process) or to enforce the security created by or pursuant to this Charge to the full extent of all moneys and liabilities secured by this Charge.

22.   SECURITY AGENT

      The relevant provisions of the Transaction Documents shall apply to the Security Agent's rights, obligations, powers and duties under this Charge as if set out in this Charge in full.

23.   REPRESENTATION AND WARRANTY BY THE COMPANY

23.1 The Company hereby represents and warrants to the Security Agent (for the benefit of itself and the other Secured Parties) that (other than under the EDC Charge) there currently exists no restriction on charging or assigning the Debts where such restriction would have a material adverse effect on the business, properties or financial condition of the Company or the Company's ability to perform its obligations under the Guarantee.

23.2 The Company acknowledges that the Security Agent (for the benefit of itself and the other Secured Parties) has accepted this Charge in full reliance on the representation and warranty set out in this clause 0, notwithstanding any investigation made by or on behalf of the Secured Parties. The representation and warranty made by the Company in this clause 0 for the benefit of the Secured Parties is material and shall survive the execution and delivery of this Charge.

24.   RIGHTS OF THIRD PARTIES

      Save as expressly provided to the contrary in any Transaction Document:

24.1 a person who is not a party to this Charge may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999; and

24.2 the consent of any third party is not required to rescind, vary, amend or terminate this Charge at any time.

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                                     - 12 -

25.   TRUST PROVISIONS

25.1 The Security Agent holds the security constituted by this Charge on trust for the Secured Parties in accordance with the provisions of the Collateral Agency Agreement.

25.2 The perpetuity period applicable to each trust constituted by this Charge shall be eighty years.

26.   TERMINATION

      This Charge is a continuing security, and shall not terminate or be discharged until the earlier of (a) performance and indefeasible payment in full of all of the Secured Obligations and (b) the date on which a Qualified EPO (as defined in the Notes) is consummated.

IN WITNESS whereof the Company has executed this Charge as a Deed and the Security Agent has executed this Charge the day and year first before written.

                                  SCHEDULE ONE

                      NOTICE OF CHARGE TO BARCLAYS BANK PLC

                                     DATE: -

Dear Sirs,

MITEL NETWORKS LIMITED - CURRENT ACCOUNT NO. *** CANADIAN DOLLARS ACCOUNT NO. *** EURO ACCOUNT NO. *** AND US DOLLAR ACCOUNT NO. *** (THE "ACCOUNT") WITH YOU

We give you notice that by a charge ("the Charge") dated - April 2005 we have charged by way of fixed charge to Highbridge International LLC. ("Security Agent") (as Security Agents for the benefit of itself and the other Secured Parties (under the Securities Purchase Agreement dated - April 2005 among Mitel Networks Corporation, as principal debtor, and Security Agent, as amended) all monies from time to time standing to the credit of the Account.

We irrevocably instruct and authorise you from time to time and at any time without reference to or further authority from us, and without any enquiry by you as to the justification for any such matter:

1. to disclose to Security Agent such information relating to the Account as they may request you to disclose, and

2. following notice from Security Agent that the security constituted by the Charge has become enforceable, not to permit the payment out of or the withdrawal or transfer from, the Account by us of any sums standing to the credit of the Account other than in accordance with the written instructions of Security Agent.

These instructions are not to be revoked or varied without the prior written consent of Security Agent.

This letter is governed by the laws of England and Wales.

Please confirm your agreement to the above by sending the attached acknowledgement to Security Agent with a copy to ourselves.

Yours faithfully,

___________________________________________
Director
For and on behalf of Mitel Networks Limited

                                  SCHEDULE TWO

                      ACKNOWLEDGEMENT BY BARCLAYS BANK PLC

Highbridge International LLC. as Security Agent  and the Holders from time to time of the
Investment and Corporate Banking                 Notes issued pursuant to the Securities
4th Floor - First Canadian Place                 Purchase Agreement dated the same date as
Toronto                                          the Charge referred to below.
Ontario
Canada M5X 1H3

Dear Sirs,

MITEL NETWORK LIMITED - CURRENT ACCOUNT NO. *** CANADIAN DOLLARS ACCOUNT NO. *** EURO ACCOUNT NO. *** AND US DOLLAR ACCOUNT NO. *** ("THE ACCOUNT")

We acknowledge receipt of a notice of charge ("the Notice") dated - of a charge in your favour dated - of all monies from time to time standing to the credit of the Account.

We confirm that:

1.    we accept the instructions and authorisations contained in the Notice;

2. we have not received notice of any right or interest of any third party in the Account, the sums standing to the credit of the Account or the debt represented by the Account;

3. we have neither claimed or exercised nor will claim or exercise any security interest, set-off, counterclaim or other rights in respect of the Account, the sums standing to the credit of the Account or the debt represented by the Account.

We are aware that you are relying on this letter in connection with your rights under the above-mentioned charge.

This letter is governed by the laws of England and Wales.

Yours faithfully,

______________________________________
Duly authorised officer
For and on behalf of Barclays Bank Plc

      IN WITNESS whereof the Company has executed this Charge as a Deed and the Security Agent has executed this Charge the day and year first before written.

EXECUTED as a Deed (but not delivered          }
until the date hereof by MITEL                 }
NETWORKS LIMITED and signed by                 }
two directors or a director and the secretary  }

                                           Director /s/ [ILLEGIBLE]
                                                    ------------------------

                                           Director /s/ Paul Butcher
                                                    ------------------------
NOTICE DETAILS

       Address: Mitel Business Park
                Portskewett
                Caldicot
                Gwent NP26 5YR

SIGNED by HIGHBRIDGE                    }         HIGHBRIDGE INTERNATIONAL LLC
INTERNATIONAL LLC BY:                   }
HIGHBRIDGE CAPITAL                      }        BY: HIGHBRIDGE CAPITAL
MANAGEMENT, LLC                         }        MANAGEMENT, LLC
for and on behalf of Security Agent     }

                                            By:  _______________________________
                                                  Name: Ari J. Storch
                                                  Title: Managing Director

      IN WITNESS whereof the Company has executed this Charge as a Deed and the Security Agent has executed this Charge the day and year first before written,

EXECUTED as a Deed (but not delivered          }
until the date hereof by MITEL                 }
NETWORKS LIMITED and signed by                 }
two directors or a director and the secretary  }

                                           Director ______________________

                                           Director/Secretary ____________

NOTICE DETAILS

       Address: Mitel Business Park
                Portskewett
                Caldicot
                Gwent NP26 5YR

SIGNED by HIGHBRIDGE                  }          HIGHBRIDGE INTERNATIONAL LLC
INTERNATIONAL LLC By:                 }
HIGHBRIDGE CAPITAL                    }          By: HIGHBRIDGE CAPITAL
MANAGEMENT, LLC                       }          MANAGEMENT, LLC
for and on behalf of Security Agent   }

                                             By: /s/ Adam J. Chill
                                                 -------------------------------
                                                 Name: Adam J. Chill
                                                 Title: Managing Director